EXHIBIT 24.1

STERIS CORPORATION
POWER OF ATTORNEY
FORM S-8

Each person whose name is signed hereto has made, constituted, and appointed, and by these presents does hereby make, constitute, and appoint Les C. Vinney, Laurie Brlas, Roy L. Turnell, Mark D. McGinley, and each of them, his or her true and lawful attorney, for him or her and in his or her name, place, and stead to affix, as attorney-in-fact, his or her signature as Director or Officer or both, as the case may be, of STERIS Corporation, an Ohio corporation (the “Company”), to any and all registration statements on Form S-8 and amendments thereto filed with the Securities and Exchange Commission with respect to Common Shares of the Company issuable or issued in connection with the STERIS Corporation 2002 Stock Option Plan, giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 19th day of November, 2002.

/s/ Stephen R. Hardis	/s/ Raymond A. Lancaster
Stephen R. Hardis, Director	Raymond A. Lancaster, Director

/s/ Kevin M. McMullen	/s/ J. B. Richey
Kevin M. McMullen, Director	J. B. Richey, Director

/s/ Jerry E. Robertson	/s/ John P. Wareham
Jerry E. Robertson, Director	John P. Wareham, Director

/s/ Loyal W. Wilson	/s/ Les C. Vinney
Loyal W. Wilson, Director	Les C. Vinney President and Chief Executive Officer (Principal Executive Officer), Director

/s/ Laurie Brlas
Laurie Brlas Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)